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NEWS RELEASE

                                    [ComEd Logo]


From:     Corporate Communications
          One First National Plaza
          P.O. Box 767
          Chicago, IL  60690-0767
          www.ucm.com

Contact:  Adrienne Levatino      FOR IMMEDIATE RELEASE
          312-394-3003           Wednesday, September 15,1999

 COMED CHAIRMAN ANNOUNCES COMPLETION OF 30-DAY, $20 MILLION,
         250,000 STAFF-HOUR DIAGNOSIS OF T&D SYSTEM

          COMPANY ANNOUNCES MAJOR RESTORATION PLAN
      ALL CRITICAL REPAIRS COMPLETED BEFORE NEXT SUMMER
   HELWIG SAYS SYSTEM IN "SERIOUS, NOT CRITICAL" CONDITION

     CHICAGO - Commonwealth Edison today released a five-point plan to improve the reliability of its transmission and distribution (T&D) system over the next two years. The improvement plan will increase ComEd's spending by $100 million over its original $800 million budget for 1999. ComEd's total spending on T&D system construction, operations and maintenance will total more than $1.5 billion in 2000 and 2001. The plan is the result of an intensive 30-day investigation and evaluation of the T&D system that cost $20 million and involved more than 250,000 staff-hours of work. The plan provides for:

  -  More aggressive inspection and maintenance
  -  Better monitoring of equipment
  -  Additional capacity in key locations
  -  Improved system flexibility
  -  New organization and management

     "Today is a milestone for Commonwealth Edison," said Chairman and Chief Executive Officer John W. Rowe. "With the investigation complete, we now know what we need to do to improve reliability." Rowe said that over the last 18 months, working under the scrutiny of Mayor Daley, the ICC, and other concerned public officials, ComEd has made many improvements to reliability. However, he said, "The unfortunate outages this summer showed that we had underestimated the seriousness of the problem. This plan puts us back on the road to providing the reliability our customers expect and deserve."


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Improvement Plan
Wednesday, September 15, 1999


     Also today, ComEd submitted its first report to the City of Chicago as required by the settlement agreement reached earlier this year. Rowe pointed to two highlights of the City report: ComEd is meeting or exceeding every commitment in the settlement agreement, and ComEd has accelerated or expanded projects that will upgrade the Northwest Substation and reduce reliance on the Jefferson Substation, two of the substations involved in this summer's outages.

EVALUATION COMPLETE

     ComEd's investigation and planning effort has been headed by Senior Vice President David R. Helwig and included dozens of outside consultants and experts. Mercer Management was brought in to conduct a comprehensive, unbiased look at the system's performance. Specialists from the Electric Power Research Institute (EPRI) reviewed ComEd's practices and programs. A panel of experts from EPRI, General Electric, Kenny Construction and ABB evaluated the findings and provided recommendations to Helwig and his team.

     Karl Stahlkopf, vice president - Power Delivery at
EPRI, said that the scope of the ComEd review is unprecedented in the utility industry. "In the last four weeks, Helwig and his team have produced the fastest, fullest, most comprehensive T&D investigation ever launched in the history of the industry," said Stahlkopf.

  Helwig said that his investigation found many problems but few surprises. While ComEd's basic infrastructure is sufficient and comparable to other big-city T&D systems, the company needs significant improvements in several areas. He summarized the findings by saying, "The problems with ComEd's transmission and distribution system are serious, but they are not critical. They can be fixed with a sustained, thoughtful improvement effort." Among the major conclusions:

 - The ComEd T&D system has not been planned or designed for extremes of weather or load. As a result, its substations are short on distribution capacity during times of peak demand. For example, the investigation found that more than 10 percent (27) of large substations operate more than 10 percent above their rated capacity at times of peak demand.

 - The system has somewhat less flexibility than many systems in other words, it is hard to re-route power when necessary. This design problem, combined with the system's uniformly high load of electricity, makes it vulnerable to service interruptions when problems do occur.


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Improvement Plan
Wednesday, September 15, 1999


 - Because the system operates on such a small margin for error, maintenance must be more than merely adequate - it must be superior in order to ensure the high levels of reliability that must be provided. As the investigation showed, maintenance has not lived up to this high standard.

FIVE-POINT PLAN

     To address these and other problems, the improvement plan calls for basic changes over the next two years to the way ComEd does business in five key areas. Rowe said that ComEd intends to work with the Mayor's office, the ICC, legislators and other public officials as these improvements are pursued, and that customers should begin to notice improvements in reliability within a year.

MORE AGGRESSIVE INSPECTION AND MAINTENANCE. Helwig said that reliability could be improved quickly and substantially through better maintenance of existing equipment. The improvement plan calls for ComEd to:

 - Continue the inspection and repair project launched on Aug. 10. This effort has already resulted in 4,346 completed inspections. To date, it has identified 8,828 items needing maintenance and completed 2,304 repairs.

 - Create a comprehensive program of ongoing inspections and preventive maintenance. The investigation report establishes a series of new measures to track the company's performance in this area.

BETTER MONITORING OF EQUIPMENT. Some of the problems ComEd experienced this summer, including the July 30 outage at Cortland and Northwest Substation, might have been avoided by monitoring wear on equipment to predict and correct problems before they occur. The improvement plan recommends that ComEd:

 - Install more sophisticated monitoring equipment to enable the early detection of pending failures. This will allow the company to fix problems on its own terms, before they lead to service interruptions.

 - Install more sensitive and reliable protective devices throughout the system to avoid catastrophic failures when problems do occur.

ADDITIONAL CAPACITY IN KEY LOCATIONS. The problem with
ComEd's system is not a lack of power. Between construction, importation and its fleet of nuclear


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Improvement Plan
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plants, ComEd expects to have a sufficient supply of power.
Instead, the problems this summer have been with the wires, cables and equipment that deliver power to customers. To increase ComEd's ability to get power to its customers, ComEd intends to:

 - Increase the capacity of the 27 substations and related circuits that exceed their rated capacity during times of peak demand. The company plans to complete the work by the beginning of next summer.

 - Ensure that practical contingencies are in place to carry the load when necessary.

IMPROVED SYSTEM FLEXIBILITY. Helwig said that the detailed data collected during the past month's investigation provides a powerful tool for evaluating and improving the overall design of the system. Building on the findings from the last 30 days, ComEd will:

 - Enhance and accelerate the design improvements intended for a number of key substations.

 - Complete a System Optimization study within 90 days that will identify other actions to improve reliability in an effective and timely manner.

NEW ORGANIZATION AND MANAGEMENT. While the first four components of the improvement plan address the physical infrastructure of the T&D system, Rowe and Helwig both stressed that no significant improvements to reliability could happen without changes to the organization. Among the changes already underway:

 - Rowe has tapped Carl Croskey, a recognized industry expert with more than 25 years experience, as the new
   President of the ComEd Distribution Group and Senior Vice
   President of Unicom Corporation.

 - Helwig has announced a series of interim organizational changes to create greater accountability by giving managers responsibility for specific geographic regions.

     The improvement plan includes timetables for corrective maintenance and lists performance measures in a wide range of areas that will allow greater public oversight of ComEd than ever before. By the end of the year, ComEd will present the City, the ICC and the public with an enforceable plan detailing how much the company will spend on improvements, where the money will be spent


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and when the projects will be completed. Beginning on Dec.
15, ComEd will issue quarterly progress reports on the implementation of the programs and initiatives outlined in the improvement plan announced today. Finally, Helwig said that in conjunction with these quarterly reports, he intends to continue convening the panel of experts that has advised him throughout the investigation and evaluation.

     According to Rowe, "We have made commitments to improve reliability, we have been specific about what we will do, and we invite the public to measure our progress and hold us accountable as we work to regain their confidence."


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Incorporated in 1994 and based in Chicago, Unicom
Corporation (NYSE:UCM) is a public company dedicated to meeting the energy needs of residential, commercial, industrial and wholesale customers. With nearly 16,000 employees and $7 billion in revenues, Unicom Corporation is the parent holding company to Commonwealth Edison Company (ComEd), its principal subsidiary, and Unicom Enterprises, Inc. (UEI), offering competitive energy-related products and services.

Engaged principally in the production, purchase, transmission, distribution and sale of electricity to retail and wholesale customers, ComEd provides service to more than
3.4 million customers across Northern Illinois, or 70 percent of the state's population.